Exhibit 10.1

FIRST AMENDMENT TO THE
LIMITED PARTNERSHIP AGREEMENT OF
MEDICI VENTURES, L.P.

This FIRST AMENDMENT (this “Amendment”) to the Limited Partnership Agreement of Medici Ventures, L.P. (the “Partnership”), dated as of April 23, 2021 (the “Agreement”), is made and entered into effective as of August 30, 2021, by and among PELION MV GP, L.L.C. (the “General Partner”) and each of the undersigned Limited Partners of the Partnership. Capitalized terms used but not otherwise defined herein have the meanings given them in the Agreement.

WHEREAS, the undersigned parties desire to amend the Agreement pursuant to paragraph 14.11 of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and considerations contained herein, the receipt of which are hereby acknowledged, the undersigned parties, intending to be legally bound, hereby agree as follows:

1.    Paragraph 11.1(a) of the Agreement is hereby amended and restated to read in its entirety as follows (with additional text reflected by bold, double underscoring and deletions reflected by ~~strikethrough~~):

“(a) The books and records of the Partnership shall be kept in accordance with the provisions of this Agreement and, subject to paragraph 11.1(b), otherwise in accordance with generally accepted accounting principles consistently applied, and shall be audited at the end of each fiscal year by an independent public accountant of recognized national standing selected by the General Partner. The Partnership’s fiscal year shall end each year on September 30th ~~be the calendar year~~ unless a different fiscal year is required by applicable Treasury Regulations.”

2.    Paragraph 11.2 of the Agreement is hereby amended and restated to read in its entirety as follows (with additional text reflected by bold, double underscoring and deletions reflected by ~~strikethrough~~):

“11.2 Supervision; Inspection of Books. Proper and complete books of account of the Partnership, copies of the Partnership’s federal, state and local tax returns for each calendar year (which shall be the Partnership’s “taxable year” within the meaning of the Code) ~~fiscal year~~, the Schedule of Partners set forth in Exhibit A, this Agreement and the Partnership’s Certificate of Limited Partnership shall be kept under the supervision of the General Partner at the principal office of the Partnership. Such books and records shall be open to inspection by the Limited Partners, or their accredited representatives, at any reasonable time during normal business hours after reasonable advance notice. The General Partner shall retain a copy of such books and records for at least five (5) years after the final liquidation of the Partnership.”

3.    Paragraph 11.5(a) of the Agreement is hereby amended and restated to read in its entirety as follows (with additional text reflected by bold, double underscoring and deletions reflected by ~~strikethrough~~):

“(a) The General Partner shall cause the Partnership’s federal, state and local tax returns and Internal Revenue Service Form 1065, Schedule K-1, to be prepared and delivered to the Limited Partners within ninety (90) days after the close of each calendar year prior to the final liquidation of the Partnership ~~the Partnership’s fiscal year~~.”

4.    Paragraph 13.1 of the Agreement is hereby amended and restated to read in its entirety as follows (with additional text reflected by bold, double underscoring and deletions reflected by ~~strikethrough~~):

“13.1 Accounting Period. An Accounting Period shall be (i) a calendar ~~fiscal~~ year if there are no changes in the Partners’ respective interests in the Profits or Losses of the Partnership during such calendar ~~fiscal~~ year except on the first day thereof, or (ii) any other period beginning on the first day of a calendar ~~fiscal~~ year, or any other day during a calendar ~~fiscal~~ year upon which occurs a change in such respective interests, and ending on the last day of a calendar ~~fiscal~~ year, or on the day preceding an earlier day upon which any change in such respective interests shall occur. If there are changes in the Partners’ respective interests in the Partnership during the calendar ~~fiscal~~ year, the General Partner may treat each such change as occurring at the end of the month or quarter in which such change occurs.

5.    To the extent that this Amendment conflicts with the terms of the Agreement, the terms of this Amendment shall control. Otherwise all of the terms and conditions of the Agreement shall continue in full force and effect. Each of the undersigned hereby consents to a restatement of the Agreement to incorporate this Amendment and ratifies any action undertaken by the General Partner prior to the adoption of this Amendment that is consistent with the terms of this Amendment. This Amendment shall be governed by and construed under the laws of the State of Delaware. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed and delivered by facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GENERAL PARTNER:		LIMITED PARTNER:

PELION MV GP, L.L.C.		OVERSTOCK.COM, INC.
(Name of Limited Partner)

By:	/s/ Blake Modersitzki	By:	/s/ Jonathan E. Johnson III
	Manager	Name:	Jonathan E. Johnson
		Title:	Chief Executive Officer